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                                                                    EXHIBIT 99.1

              [LETTERHEAD OF OMNIPOINT CORPORATION APPEARS HERE]



FOR IMMEDIATE RELEASE                                   CONTACT:
                                                        Bradley E. Sparks
                                                        Chief Financial Officer
                                                        Omnipoint Corporation
                                                        (703) 522-7778

August 22, 1996

          OMNIPOINT CORPORATION TO SELL $250 MILLION OF SENIOR NOTES

Arlington, virginia, August 22, 1996 -- Omnipoint Corporation (NASDAQ: OMPT)
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announced today the offering and pricing of $250 million (gross proceeds) of
11 5/8% Senior Notes due August 15, 2006 in a private placement under rule 144A. The settlement date has been set for August 27, 1996. The Senior Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Funds available to the company after deducting two years of interest payments escrowed, discounts and commissions, and offering expenses will be approximately $187.7 million. The net proceeds will be used for working capital and for general corporate purposes, including payments for licenses awarded, if any, through participation in the D, E, and F block PCS auctions.

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Omnipoint assumes no obligation to update the information contained in this press release. Omnipoint's future results may be impacted by risk factors listed from time to time in Omnipoint's SEC reports, including but not limited to the report on Form 10-Q for the quarter ended June 30, 1996, as amended and the Registration Statement on Form S-1 filed on May 14, 1996, as amended.